UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) May 26, 2017

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
         (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  ☐

If an emerging growth company, indcate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Old Republic International Corporation ("ORI") held on May 26, 2017 voted on the following five proposals:

Proposal #1 – Election of Directors

ORI’s shareholders elected the following persons:

Nominee	For	Withheld	Broker Non-Votes
James C. Hellauer	81,618,720	123,442,163	36,861,735
Arnold L. Steiner	54,024,551	151,036,332	36,861,735
Fredricka Taubitz	130,988,092	74,072,791	36,861,735
Aldo c. Zucaro	127,718,160	77,342,723	36,861,735

Proposal #2 – To ratify KPMG LLP as ORI’S independent registered public accounting firm for 2017

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	240,798,227	440,626	683,765	-

Proposal #3 – An advisory vote to approve executive compensation

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	195,661,903	8,559,326	839,654	36,861,735

Proposal #4 – An advisory vote on the frequency of voting on executive compnesation

ORI’s shareholders voted on this proposal as follows and a majority voted for a one year frequency:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Shares Voted	170,286,547	1,262,180	32,874,987	637,169	36,861,735

Proposal #5 – The shareholder proposal by CalPERS requesting ORI to adopt a proxy access bylaw

ORI’s shareholders voted as follows on this proposal:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	151,711,096	51,667,759	1,682,028	36,861,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 31, 2017	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

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